UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2013

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2013, Joseph S. Zakrzewski informed the Board of Directors of Amarin Corporation plc (the “Company”) of his intention to retire as Chief Executive Officer and Chairman of the Board of Directors of the Company. The effective date of his retirement will be December 31, 2013. Mr. Zakrzewski will remain on the Board of Directors following his retirement from these positions.

In connection with the foregoing and the recommendation of Mr. Zakrzewski, the Board of Directors appointed John F. Thero, who currently serves as President of the Company, as President and Chief Executive Officer of the Company, effective January 1, 2014. Mr. Thero was also appointed to the Board of Directors, effective on January 1, 2014. Lars Ekman, MD PhD, who currently serves as Lead Independent Director, will become Chairman of the Board, effective January 1, 2014.

In addition, effective January 1, 2014, the Board of Directors appointed Michael Farrell, who currently serves as Controller of the Company, as principal financial officer and principal accounting officer of the Company.

In connection with the forgoing changes, no immediate changes were made to the compensation arrangements for Mr. Thero or Mr. Farrell. The Company expects to review the compensation arrangements for these executives as part of the Remuneration Committee’s annual review of executive compensation in early 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2013	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President